Exhibit 99.1
FOR IMMEDIATE RELEASE
PROLIANCE ACHIEVES OPERATING INCOME FORECAST FOR FY08;

PROVIDES UPDATE ON REFINANCING
NEW HAVEN, CT, March 24, 2009 – Proliance International, Inc. (NYSE Amex: PLI), a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications, today announced results for the fourth quarter and year ended December 31, 2008.
•	Net income for the fourth quarter of $0.2 million, or $0.01 per share, compared to a net loss of $4.4 million, or $0.28 per share, in the similar period last year, a $4.6 million improvement. Net sales were $76.0 million compared to $84.3 million in the year ago period.
•	A decline in the net loss for the year to $4.1 million, or $0.27 per share, from a net loss of $16.8 million, or $1.18 per share, for 2007, on net sales of $350.1 million compared to $393.9 million a year ago.
•	Operating income for the fourth quarter increased to $4.3 million from an operating loss of $0.2 million in the year ago period, and for the year, increased to $16.6 million from an operating loss of $0.3 million in 2007.
•	The Company’s forecast of $20 million of adjusted operating income was achieved. (Adjusted operating income and related measures herein are non-GAAP financial measures. See attached Supplementary Information table for reconciliation to GAAP.)
Comment
Compared to year ago periods, net sales for the quarter and the year declined due to the adverse effects of the February 2008 tornadoes that destroyed Proliance’s Southaven, MS heat exchange products distribution facility, in addition to the Company’s change in strategy to sales through wholesalers for certain products and away from direct sales through branches.
However, operating income increased as a result of the Company’s continuing cost reduction program, which lowered operating expenses and product costs. This improvement was partially offset by lower margins due to lost sales, higher product related costs and higher operating expenses, all of which were attributable to the Southaven casualty event, net of insurance proceeds.

Proliance’s senior lender required the Company to apply a significant portion of the Southaven casualty event insurance proceeds to pay down borrowings. As a result, total debt of $44.8 million at December 31, 2008 was $22.6 million less than at December 31, 2007.
“As in previous quarters, profitability continued to improve due to our domestic cost reduction initiatives, including our product cost improvements, overhead reductions and branch strategy,” said Charles E. Johnson, President and CEO. “Our international business also had a very strong year in 2008. In all cases, our Associates have achieved our public earnings objectives even under very difficult business conditions. This increase in performance was achieved despite the restrictions placed on us by our senior lender, which have made it difficult to secure enough replacement inventories to meet the strong customer demand we have been experiencing.”
“This points to our biggest immediate challenge, which is refinancing our debt. While we have been working diligently on this, we have experienced continued delays resulting in part from the current financial environment. To mitigate this to the greatest extent possible, we have continued to implement new cost cutting strategies to further improve operating performance. In addition, we have retained a new investment banking firm to assist us in pursuing a refinancing. Given the uncertainties in today’s financial environment, the banker will also assist Proliance in actively evaluating all available alternatives.”
Fourth Quarter 2008 Financial Analysis
(All comparisons are to the corresponding year-ago period unless otherwise indicated)
Domestic net sales of $49.2 million declined 14%, primarily due to the aftereffects of the Southaven casualty event and the change in branch distribution strategy. The Company operated 34 branches at the close of 2008, compared to 46 at the end of 2007 and 94 at the end of 2006. International sales of $26.8 million declined 2%, primarily reflecting exchange rate differences from the stronger U.S. dollar.
Consolidated gross margin was 18.5% of sales compared to 20.4%. Domestic gross margin reflected the impact of the Southaven casualty event and lower average selling prices, in part attributable to the change in distribution strategy, which were partially offset by lower manufacturing costs as a result of product innovations and production efficiencies. International gross margin was slightly higher due to cost reductions.
Selling, general and administrative expenses (SG&A) declined to $9.7 million or 12.8% of sales compared to $16.4 million or 19.5% of sales a year ago. SG&A in the fourth quarter of 2008 was favorably impacted by $4.6 million of other income associated with the Southaven casualty event, which partially offset costs associated with the event included in gross margin. Excluding the impact of the Southaven casualty event, domestic overhead was lower, reflecting the change in distribution strategy as well as general expense reductions.
Interest expense decreased slightly as lower average debt levels and lower discounting expense associated with customer sponsored payment programs more than offset the impact of higher average interest rates and higher amortization of deferred debt costs.

Opinion of Independent Accountants
Due to the possibility that a loan covenant violation could result in future periods, requiring, at the lender’s discretion, the retirement of the entire amount of indebtedness at that time, amounts payable under Proliance’s credit agreement have been classified in current liabilities at December 31, 2008 and 2007. As a result, the Company’s independent accountants have included an explanatory paragraph in their audit opinion in Proliance’s 2008 Annual Report on Form 10-K, concerning the Company’s ability to continue as a going concern.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $8.6 million for the quarter increased from $3.1 million in the year ago quarter, and for the year, increased to $27.7 million from $14.5 million in 2007.
Adjusted EBITDA and related measures herein constitute “non-GAAP financial measures” as defined by the rules of the Securities and Exchange Commission. A separate tabular presentation of this information is provided below, to indicate how the non-GAAP financial measure was determined and to reconcile the non-GAAP financial measure to net income. The Company has provided the foregoing data as it believes that it provides the marketplace with supplemental information with respect to the comparative baseline performance of its business operations. Although Adjusted EBITDA should not serve as a substitute for operating income or net income, the Company believes that the marketplace may find this non-GAAP financial measure to be useful as a supplement to the GAAP financial information provided. Specifically, Adjusted EBITDA for the periods presented excludes: (1) restructuring charges, which we believe to be non-recurring in nature and not reflective of the baseline performance of the Company’s business; (2) the gain on the sale of an unused building, which does not reflect the results of the Company’s core automotive parts business; (3) an arbitration earn-out decision, which we believe to be non-recurring in nature and not reflective of the baseline performance of the Company’s business; and (4) the estimated operating loss impact due to the February 5, 2008 tornadoes that destroyed the Company’s Southaven, MS distribution center, which we believe does not accurately reflect the Company’s core operating performance under normalized business conditions.
Conference Call
Proliance will host a conference call today at 4:30 PM ET with Charles E. Johnson, President and CEO, and Arlen F. Henock, CFO, to discuss the results for the fourth quarter and year ended December 31, 2008. The call will be accessible live via a webcast on Proliance’s Investor Relations Webcast page at http://www.pliii.com/39-webcasts?side or http://www.wsw.com/webcast/pli/. A webcast replay will be available shortly thereafter.
About Proliance International, Inc.
Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Forward Looking Statements
Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance or liquidity of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products, the discretionary actions of its suppliers and lenders, and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate,” “believe,” “efforts,” “estimate,” “expect,” “goal,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “proposal,” “pursue,” “will” and similar expressions identify forward-looking statements.
Factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements include the effects of the financial crisis and turmoil in the capital markets, the absence of refinancing commitments, the global recession and other factors identified in Proliance’s 2007 Annual Report on Form 10-K and Proliance’s other subsequent filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and Proliance does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.
Contact
Arlen F. Henock, Chief Financial Officer, Proliance International, Inc., (203) 859-3626, or Steven Anreder (steven.anreder@anreder.com) or Gary Fishman (gary.fishman@anreder.com) of Anreder & Company, (212) 532-3232.

PROLIANCE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Net sales	$75,986	$84,257	$350,067	$393,942
Cost of sales	61,926	67,106	284,671	310,963

Gross margin	14,060	17,151	65,396	82,979
Selling, general and administrative expenses	9,735	16,429	48,611	76,031
Arbitration earn-out decision	—	—	—	3,174
Restructuring charges	—	925	172	4,117

Operating income (loss)	4,325	(203)	16,613	(343)
Interest expense	3,634	3,679	15,764	13,838
Debt extinguishment costs	7	—	2,829	891

Income (loss) before income taxes	684	(3,882)	(1,980)	(15,072)
Income tax provision	509	485	2,082	1,732

Net income (loss)	$175	$(4,367)	$(4,062)	$(16,804)

Net income (loss) per common share — basic	$0.01	$(0.28)	$(0.27)	$(1.18)

Net income (loss) per common share — diluted	$0.01	$(0.28)	$(0.27)	$(1.18)

Weighted average common shares — basic	15,756	15,668	15,748	15,368

Weighted average common shares — diluted	25,304	15,668	15,748	15,368

PROLIANCE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2008	December 31, 2007
Cash and cash equivalents	$2,444	$476
Accounts receivable, net	57,005	60,153
Inventories	84,586	106,756
Other current assets	5,198	7,645
Net property, plant and equipment	21,886	21,164
Other assets	16,086	12,699

Total assets	$187,205	$208,893

Accounts payable	$64,788	$48,412
Accrued liabilities	18,546	24,649
Total debt	44,837	67,453
Other long-term liabilities	16,845	5,353
Stockholders’ equity	42,189	63,026

Total liabilities and stockholders’ equity	$187,205	$208,893

PROLIANCE INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION
(in thousands)
(unaudited)

	Three Months			Twelve Months
	Ended December 31,			Ended December 31,
	2008		2007	2008		2007
SEGMENT DATA:
Net sales:
Domestic	$49,202		$56,993	$227,876		$286,665
International	26,784		27,264	122,191		107,277

Total net sales	$75,986		$84,257	$350,067		$393,942

Operating income (loss):
Domestic	$4,543		$573	$18,457		$11,105
Restructuring charges	—		(1,164)	(172)		(3,891)

Domestic total	4,543		(591)	18,285		7,214

International	817		1,001	5,662		3,690
Restructuring charges	—		239	—		(226)

International total	817		1,240	5,662		3,464

Corporate income (expenses)	(1,035)		(852)	(7,334)		(7,847)

Arbitration earn-out decision	—		—	—		(3,174)

Total operating income (loss)	$4,325		$(203)	$16,613		$(343)

NET CAPITAL EXPENDITURES	$946	(a)(b)	$1,276 (a)	$5,156	(a)(b)	$3,018 (a)

(a)	Excludes proceeds from sale of building and insurance recovery on damaged fixed assets in 2008 and from sale of facility in 2007.

(b)	Excludes $2,176 for racking acquired through capital lease.

PROLIANCE INTERNATIONAL, INC.
SUPPLEMENTARY INFORMATION
(in thousands)
(unaudited)
NON-GAAP FINANCIAL MEASURE –
ADJUSTED OPERATING INCOME —
OPERATING INCOME AND ESTIMATED
OPERATING LOSS FROM TORNADOES

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Net income (loss)	$175	$(4,367)	$(4,062)	$(16,804)
Income tax provision	509	485	2,082	1,732
Debt extinguishment costs	7	—	2,829	891
Interest expense	3,634	3,679	15,764	13,838

Operating income (loss)	4,325	(203)	16,613	(343)
Estimated operating loss from tornadoes(a)	2,313	—	4,788	—

Adjusted Operating Income(b)	$6,638	$(203)	$21,401	$(343)

(a)	Estimated operating loss from tornadoes includes margin less related expenses on lost sales, costs net of insurance recovery and gains from asset conversions due to the February 5, 2008 tornado damage to the Southaven, Mississippi distribution facility.

(b)	Operating income excluding the estimated operating loss from the tornadoes (“Adjusted Operating Income”), constitutes a “non-GAAP financial measure” as defined by the rules of the Securities and Exchange Commission. The Company has provided the foregoing data as it believes that it provides the marketplace with additional information useful in evaluating the financial performance of the Company during the three and twelve months ended December 31, 2008 and 2007.

PROLIANCE INTERNATIONAL, INC.
SUPPLEMENTARY INFORMATION
(in thousands)
(unaudited)
NON-GAAP FINANCIAL MEASURE – ADJUSTED
EBITDA — EBITDA BEFORE RESTRUCTURING,
GAIN ON SALE OF BUILDING, ARBITRATION
EARN-OUT DECISION AND ESTIMATED
OPERATING LOSS FROM TORNADOES

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Net income (loss)	$175	$(4,367)	$(4,062)	$(16,804)
Income tax provision	509	485	2,082	1,732
Debt extinguishment costs	7	—	2,829	891
Interest expense	3,634	3,679	15,764	13,838

Operating income (loss)	4,325	(203)	16,613	(343)
Depreciation and amortization(a)	1,982	2,403	7,675	8,260

EBITDA	6,307	2,200	24,288	7,917
Restructuring charges	—	925	172	4,117
Gain on sale of building	—	—	(1,538)	(750)
Arbitration earn-out decision	—	—	—	3,174
Estimated operating loss from tornadoes(b)	2,313	—	4,788	—

Adjusted EBITDA(c)	$8,620	$3,125	$27,710	$14,458

(a)	Depreciation and amortization does not include amortization of deferred debt costs that are classified as interest expense.

(b)	Estimated operating loss from tornadoes includes margin less related expenses on lost sales, costs net of insurance recovery and gains from asset conversions due to the February 5, 2008 tornado damage to the Southaven, Mississippi distribution facility.

(c)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA less restructuring charges, gain on sale of building, arbitration earn-out decision and estimated operating loss from the tornado (“Adjusted EBITDA”), constitute “non-GAAP financial measures” as defined by the rules of the Securities and Exchange Commission. The Company has provided the foregoing data as it believes that it provides the marketplace with additional information useful in evaluating the financial performance of the Company during the three and twelve months ended December 31, 2008 and 2007.